Exhibit 99.2

FOR IMMEDIATE RELEASE

INC Research and inVentiv Health to Merge

Creates a Leading Global Biopharmaceutical Solutions Organization with Combined Net Revenue of More Than $3.2 Billion

Combined Company Will Be Second Largest Biopharmaceutical Outsourcing Provider, One of the Top 3 Contract Research Organizations and the Largest Contract Commercial Organization by Net Revenue

Comprehensive Suite of End-To-End Solutions to Support Development and Commercialization of Biopharmaceutical Compounds and Biologics

Complementary and Diversified Customer Base with Leadership in Large, Mid-Sized and Small Biopharma

Transaction Estimated to Realize Approximately $100 Million in Annual Run-Rate Cost Synergies and Projected to be Accretive to Adjusted EPS

INC Research Announces First Quarter 2017 Results in a Separate Release

INC Research and inVentiv Health to Host Conference Call at 8:00 a.m. ET Today

RALEIGH, NC and BOSTON, MA, May 10, 2017 – INC Research Holdings, Inc. (Nasdaq:INCR), a leading global Phase I–IV Contract Research Organization (“CRO”), and inVentiv Health, Inc., a leading, privately held, global CRO and Contract Commercial Organization (“CCO”), today announced that their Boards of Directors have unanimously approved a definitive merger agreement pursuant to which their businesses would combine in an all-stock transaction, creating a leading global biopharmaceutical solutions organization. Based upon the closing price of INC Research common stock on Tuesday, May 9, 2017, the transaction values inVentiv at an enterprise value of approximately $4.6 billion, and the combined company at an enterprise value of approximately $7.4 billion.

Upon closing of the transaction, INC Research shareholders are expected to own approximately 53 percent and inVentiv shareholders are expected to own approximately 47 percent of the combined company on a fully diluted basis. Advent International and Thomas H. Lee Partners, two preeminent private equity firms, are currently equal equity owners of inVentiv and will remain investors in the combined company upon closing of the merger.

Today’s announcement creates:

•	The second largest biopharmaceutical outsourcing provider focused on creating value for customers, patients, physicians, payers and employees.

•	A Top 3 CRO globally and the leading CCO provider focused on improving customer performance and accelerating new products to market. The combined company will have more than 22,000 employees spanning more than 60 countries, and will serve customers in more than 110 countries.

•	Leadership positions in the growing CRO and CCO markets. The Commercial market represents an underpenetrated opportunity with only 16% penetration and outsourcing potential of $150 billion, providing substantial growth potential.

Upon completion of the transaction the combined company will leverage commercial insights to inform the clinical trial process, designing studies to be more efficient and effective to address evolving patient and payer needs. Commercial solutions informing accelerated clinical trial design include market access, data-driven Real World Evidence (“RWE”), advocacy relations and medical affairs. The new organization’s combined clinical scale, therapeutic depth and expertise will allow it to partner with biopharmaceutical companies of all sizes to navigate an increasingly complex biopharmaceutical development and commercialization environment.

Alistair Macdonald, Chief Executive Officer of INC Research, said, “Today marks a significant milestone for INC Research. Customers are increasingly seeking simultaneous approvals and product launches in multiple markets worldwide. Through this strategic combination we are bringing together two of the most innovative and respected players in the field to create a leading global biopharma solutions organization with a full suite of clinical and commercial solutions to address the needs of biopharmaceutical companies, patients, physicians and payers. The combination of INC Research and inVentiv will expand our global scale and add capabilities to grow our addressable market.” He continued, “Both companies have a history of successfully integrating acquisitions, and I am confident that we will capitalize on the many opportunities this combination creates for all stakeholders. We look forward to working closely with the talented inVentiv employees, who share our dedication to making the world a better place by bringing new therapies to patients, while building significant value for our shareholders.”

Michael Bell, Chief Executive Officer of inVentiv Health, said, “As biopharmaceutical companies of all sizes face increasingly complex challenges to bring products to market, they are seeking comprehensive outsourced solutions across the clinical and commercial spectrum. The new company is purpose-built to address market realities where clinical and commercial must work together, sharing expertise, data and insights, to improve client performance.” He continued, “We believe this merger has significant client advantages as it deepens our scale, scope and therapeutic expertise. The combination also provides the opportunity to leverage INC Research’s Trusted Process® – a proven methodology to accelerate success – which can improve the overall cost of development and time to market for our customers. We have long-admired INC Research, and this is an exciting opportunity to bring together two best-in-class, industry-leading teams who share the commitment to shorten the distance from lab to life.”

Benefits of the Merger

•	Offers customers a comprehensive suite of outsourced services across the drug development and commercialization continuum: INC Research’s strong therapeutic focus and proven Trusted Process, combined with inVentiv’s differentiated CRO/functional service provider (“FSP”) and CCO capabilities, including selling solutions, communications, consulting and medication adherence, delivers a leading portfolio of services designed to address the evolving challenges of the biopharmaceutical industry.

•	Competes in two highly attractive markets: The clinical development market served by CROs is expected to reach $36 billion by 2020, growing at an approximate 6 percent CAGR, while the CCO market is expected to reach $34 billion by 2020, growing at an approximate 8 percent CAGR, providing substantial growth potential.

•	Creates a global leader in Phase I–IV clinical development: The combined company will become one of the Top 3 CROs globally. Scale is increasingly becoming a key consideration for CRO customers and the combined company will be well-positioned to capitalize on this dynamic. The transaction will expand the combined company’s global presence in important strategic geographies such as Asia/Pacific and specifically Japan, where there is significant opportunity for growth. The combined company’s global reach will enable it to continue to serve as a leading outsourcing partner on a full service, functional and hybrid basis to biopharmaceutical customers.

•	Capitalizes on growing commercial outsourcing trend: The demand for outsourced commercialization services is growing, with specialized knowledge and expertise increasingly required for the successful launch and commercialization of products. inVentiv is well-positioned to capitalize on this trend and enhance the clinical development process with commercial capabilities, including selling solutions, communications, consulting and medication adherence. inVentiv also has access to subject matter experts such as medical science liaisons (“MSL”), nurse educators, patient advocates and strategic consultants.

•	Deepens therapeutic expertise: Both inVentiv and INC Research have significant therapeutic expertise in core areas, including oncology and central nervous system (“CNS”), which together represent a combined 2016 net revenue of over $1.2 billion. The merger will deepen the combined company’s therapeutic experience in these complex disease areas and enhance expertise in areas such as cardiovascular, metabolic and respiratory diseases. Having therapeutic breadth and depth is an increasingly important factor in customers’ outsourcing selection decisions.

•	Improves access to data assets informing clinical and commercialization design and execution: The combination of inVentiv’s pharmacy data through its Adheris pharmacy network, RWE programs and other data sets, along with INC Research’s Real World & Late Phase business, site relationships, and predictive clinical data sets, increases the combined company’s access to physicians, investigators and patients, generating actionable insights. These are all key factors to inform the design and execution of clinical development and commercialization programs.

•	Serves a diversified and highly complementary customer base: INC Research’s strong relationships and expertise providing services to small and mid-sized biopharmaceutical companies, combined with inVentiv’s relationships with large biopharma, including all of the top 20 biopharma, will create a complementary and diversified customer base with leadership across large, mid-sized and small biopharma. INC Research and inVentiv have limited client overlap, and foresee no revenue dis-synergies. The companies see this merger as an opportunity to deepen client relationships and expand the combined company’s share of outsourced clinical development and commercialization spend.

•	Provides significant cost synergy potential: The transaction is estimated to achieve approximately $100 million in annual run-rate cost synergies, which the companies expect will be fully realized within three years.

•	Creates cross-selling opportunities: INC Research and inVentiv can cross-sell their complementary services to their respective clients. INC Research’s small to mid-sized biopharmaceutical clients will now be able to access inVentiv’s comprehensive commercialization services, including selling solutions, communications, consulting and medication adherence. This capitalizes on the growing trend for small to mid-sized companies to bring their own products to market. INC Research and inVentiv will be able to cross-sell their complementary clinical capabilities, including enhanced therapeutic expertise and service delivery models (full service, hybrid, and FSP).

•	Provides accretion: The transaction is projected to be accretive to INC Research’s adjusted earnings per share in the first 12 months following close, mid to high single-digit accretive in 2018 and accretive by more than 20 percent in 2019 and beyond.

•	Maintains strong balance sheet with robust free cash flow generation: With over $600 million of pro forma EBITDA for the Trailing Twelve Months ended March 31, 2017, and the expectation of approximately $100 million in annual run-rate cost synergies, plus the ability to realize nearly $850 million in NOLs, net leverage is expected to be reduced from approximately four times at closing to under three times within 18 months to two years of closing.

Management and Headquarters

Following the close of the transaction, Alistair Macdonald will serve as Chief Executive Officer of the combined company, with Greg Rush serving as Chief Financial Officer and Michael Bell serving as Executive Chairman. The Board of Directors of the combined company will consist of 10 directors, with five directors designated by INC Research, including Alistair Macdonald, and with five directors designated by inVentiv, including two directors designated by Advent International, two directors designated by Thomas H. Lee Partners, and Michael Bell serving as Executive Chairman of the Board. The global organization will be headquartered in Raleigh, North Carolina, with a significant presence in the Northeast corridor of the United States, and operations worldwide, including in Asia and Europe.

Additional Transaction Details

The companies intend to refinance certain debt in connection with the merger. Credit Suisse has provided committed financing for the transaction.

The transaction, which is expected to be completed in the second half of 2017, is subject to, among other things, approval by INC Research shareholders, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of other regulatory requirements and other customary closing conditions.

INC Research First Quarter 2017 Results

In a separate press release issued earlier today, INC Research also announced financial results for the first quarter ended March 31, 2017. To access the release, please visit the INC Research Newsroom.

Advisors

Centerview Partners LLC is acting as INC Research’s financial advisor and Sullivan & Cromwell LLP is serving as its legal counsel.

Credit Suisse is acting as inVentiv’s financial advisor and Weil, Gotshal & Manges LLP is serving as its legal counsel.

Webcast and Conference Call Details

A joint conference call to discuss the transaction is scheduled for today, May 10, 2017, at 8:00 a.m. EDT. To participate by telephone, dial +1 (877) 930-8058 within the United States or +1 (253) 336-7551 outside the United States, approximately 15 minutes before the scheduled start of the call. The conference ID for the call is 11961964.

The conference call will also be available in listen-only mode via live webcast on the companies’ websites at www.incresearch.com and www.inVentivHealth.com.

A presentation will accompany the conference call and will be posted prior to the start of the call. These slides may be accessed on the INC Research and inVentiv websites.

An archived replay of the conference call will be available online on the companies’ websites at www. INCResearch.com and www.inVentivHealth.com after 1:00 p.m. EDT on May 10, 2017. In addition, an audio replay will be available for one week following the call and will be accessible by dialing +1 (855) 859-2056 within the United States or +1 (404) 537-3406 outside the United States. The audio replay ID is 11961964.

About INC Research

INC Research (Nasdaq:INCR) is a leading global contract research organization (“CRO”) providing the full range of Phase I to Phase IV clinical development services for the biopharmaceutical and medical device industries. Leveraging the breadth of our service offerings and the depth of our therapeutic expertise across multiple patient populations, INC Research connects customers, clinical research sites and patients to accelerate the delivery of new medicines to market. The Company was ranked “Top CRO to Work With” among the top 10 global CROs in the 2017 CenterWatch Global Investigative Site Relationship Survey. INC Research is headquartered in Raleigh, NC, with operations across six continents and experience spanning more than 110 countries. For more information, please visit www.incresearch.com and connect with us on LinkedIn and Twitter @inc_research.

About inVentiv Health

inVentiv Health is a global professional services organization designed to help the biopharmaceutical industry accelerate the delivery of much-needed therapies to market. Our combined Clinical Research Organization (CRO) and Contract Commercial Organization (CCO) offer a differentiated suite of services, processes and integrated solutions that improve client performance. With more than 15,000 employees and the ability to support clients in more than 90 countries, our global scale and deep therapeutic expertise enable inVentiv to help clients successfully navigate an increasingly complex environment. For more information, visit www.inVentivHealth.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. INC Research cautions readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to closing of the merger may not be satisfied; (iii) the ability of INC Research and inVentiv to integrate their businesses successfully and to achieve anticipated synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction that could be instituted against INC Research, inVentiv or their respective directors, (vi) possible disruptions from the proposed transaction that could harm INC Research’s and/or inVentiv’s business, including current plans and operations, (vii) the ability of INC Research or inVentiv to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect INC Research’s or inVentiv’s financial performance, (x) certain restrictions during the pendency of the merger that may impact INC Research’s or inVentiv’s ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on INC Research’s or inVentiv’s consolidated financial condition, results of operations, credit rating or liquidity. Unless legally required, INC Research does not assume any obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving INC Research and inVentiv. In connection with the proposed transaction, INC Research will file with the Securities and

Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available and before making any voting decision as it will contain important information about the transaction. Shareholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by INC Research regarding INC Research, inVentiv, and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov) or at INC Research’s website (investor.incresearch.com).

Participants in the Solicitation

INC Research and its respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from INC Research’s shareholders with respect to the special meeting of shareholders that will be held to consider and vote upon the approval of the share issuance and the proposed transaction. Information regarding the officers and directors of INC Research is included in its Annual Report on Form 10-K for the year ended Dec. 31, 2016, and INC Research’s notice of Annual Meeting of Shareholders and Proxy Statement, which were filed with the Securities and Exchange Commission on April 13, 2017. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of INC Research’s shareholders generally, will be contained in the proxy statement (when filed) and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction. This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

# # #

INC Research Contacts

Investor Relations Contact:

Ronnie Speight

Vice President, Investor Relations

+1 919-745-2745

Investor.Relations@incresearch.com

Press/Media Contacts:

Lori Dorer

Senior Director, Corporate Communications

+1 919-745-2890

Corporate.Communications@incresearch.com

Matthew Sherman / Kelly Sullivan / Viveca Tress

Joele Frank, Wilkinson Brimmer Katcher

+1 212-355-4449

inVentiv Health Contacts

Press/Media Contacts:

Danielle DeForge

Senior Director, Corporate Communications

+1 202-210-5992

Email: Danielle.DeForge@inVentivHealth.com

Kaitlin Bilby

Sard Verbinnen & Co

+1 212-687-8080